UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 6, 2026

VANECK AVALANCHE ETF
(Exact name of registrant as specified in its charter)

Delaware	001-43064	33-6867966
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

666 Third Avenue, 9th Floor New York, New York		10017

(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (212) 293-2000
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares	VAVX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01. Other Events.
Staking Rewards Distribution

On July 6, 2026, VanEck Digital Assets, LLC (the "Sponsor") declared that the VanEck Avalanche ETF (the "Trust") will make its first cash distribution in an aggregate amount of $140,003 (the "Distribution") to Shareholders of record on July 7, 2026. The Distribution will be paid on July 8, 2026. Shares are expected to begin trading ex-dividend on July 7, 2026.

The Distribution represents the cash proceeds from the sale of AVAX received by the Trust as staking rewards, or an equivalent amount of AVAX, attributable to staking rewards earned by the Trust during the period beginning when the Trust’s AVAX became actively staked and began earning rewards (i.e., January 8, 2026) through June 30, 2026, after reduction for applicable fees, costs, expenses, taxes, liabilities or reserves, including the Staking Provider Consideration and any Custodian Staking Facilitation Fee.

Information regarding declared distributions, including record dates and payment dates, will be available on the VanEck product page for the Trust at www.vaneck.com. Shareholders are advised to consult with their tax advisors as to the tax consequences of the Distribution and any future distributions.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Trust's prospectus, as amended and supplemented from time to time by the Trust's filings with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 6, 2026

VanEck Avalanche ETF *

By:	VanEck Digital Assets, LLC, as Sponsor of the Trust

By:	/s/ Matthew A. Babinsky
Name:	Matthew A. Babinsky
Title:	Vice President

*	The registrant is a trust. The individual specified above is signing in his capacity as an officer of VanEck Digital Assets, LLC, the Sponsor of the registrant.